Filed pursuant to Rule 433 Registration Statement Nos. 333-162219 and 333-162219-01 August 11, 2011

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Product Type
 Buffered
 Capital Protected Notes

Asset Class
 Commodities
 Equities
 Interest Rates
 Foreign Exchange

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Capital Protected Notes          Buffered Notes can give         Register to RBS My
can provide both                 investors the ability to        Markets and gain access
exposure to the                  leverage the                    to personalised Watchlist
appreciation of an               performance of an index,        and a Portfolio feature to
underlying asset and             while also providing            track the performance of
principal protection at          partial downside                your investments.
maturity, subject to the         protection.
credit of the issuer.
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The Royal Bank of Scotland plc (RBS) is an authorised agent of ABN AMRO in certain jurisdictions and ABN AMRO is a subsidiary undertaking of The Royal Bank of Scotland Group plc.

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